Exhibit (g)(3)

AMENDMENT TO MASTER CUSTODIAN CONTRACT

This Amendment to the Master Custodian Contract is made as of June 3, 2021 by and between each of the investment companies listed and described on Appendix A, as amended from time to time (each, a “Fund” and collectively the “Funds”) and State Street Bank and Trust Company (the “Custodian”). Capitalized terms used in this Amendment without definition shall have the respective meanings given to such terms in the Master Custodian Contract referred to below.

WHEREAS, the Funds and the Custodian entered into a Master Custodian Contract dated as of August 25, 2009 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Contract”); and

WHEREAS, each Fund and the Custodian desire to amend the Contract, as more particularly set forth herein.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to amend the Contract, pursuant to the terms thereof, as follows:

1.	Amendments.

A.	Section 8 is deleted in its entirety and replaced as set forth below.

[Section] 8. Duties of Custodian with Respect to the Books of Account and Calculation of Net Asset Value and Net Income

The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the applicable Board to keep the books of account of each Portfolio and/or compute the net asset value per Share of the outstanding Shares or, if directed in writing to do so by a Fund on behalf of a Portfolio, shall itself keep such books of account and/or compute such net asset value per Share. If so directed, the Custodian shall also calculate daily the net income of the Portfolio as described in the Prospectus; shall advise the Fund and the Transfer Agent daily of the total amounts of such net income; if instructed in writing by an officer of the Fund to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components; and shall provide wash sales reporting, and make available to the Fund its tax lot selection service. Each Fund acknowledges and agrees that, with respect to investments maintained with the Underlying Transfer Agent, the Underlying Transfer Agent is the sole source of information on the number of shares of a fund held by it on behalf of a Portfolio and that the Custodian has the right to rely on holdings information furnished by the Underlying Transfer Agent to the Custodian in performing its duties under this Contract, including without limitation, the duties set forth in this Section 8 and in Section 9 hereof; provided, however, that the Custodian shall be obligated to reconcile information as to purchases and sales of Underlying Shares contained in trade instructions and confirmations received by the Custodian and to report promptly any discrepancies to the Underlying Transfer Agent. The calculations of the net asset value per Share and the daily income of each Portfolio shall be made at the time or times described from time to time in the Fund’s currently effective prospectus related to such Portfolio. The Custodian shall inform the applicable Fund as soon as practicable of any error that comes to the attention of the Custodian with respect to the Custodian’s calculation of the net asset value per share of the affected Portfolio and shall work with the Fund in good faith to resolve any such error, taking into account SEC guidelines for Reprocessing and the applicable standard of care. Each Fund acknowledges that, in keeping the books of account of the Portfolio and/or making the calculations described herein with respect to Portfolio property released and delivered pursuant to Section 2.2(14), or purchased pursuant to Section 2.7(7) hereof, the Custodian is authorized and instructed to rely upon information provided to it by the Fund, the Fund’s counterparty(ies), or the agents of either of them.

2. Miscellaneous.

A. Except as expressly amended by this Amendment, all provisions of the Contract shall remain in full force and effect. Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Contract.

B. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

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IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.

RUSSELL INVESTMENT COMPANY

On behalf of itself and each of the Portfolios listed on Appendix A hereto

By:	/s/Kari Seabrands
Name:	Kari Seabrands
Title:	Assistant Treasurer

RUSSELL INVESTMENT FUNDS
On behalf of itself and each of the Portfolios listed on Appendix A hereto

By:	/s/Kari Seabrands
Name:	Kari Seabrands
Title:	Assistant Treasurer

STATE STREET BANK AND TRUST COMPANY

By:	/s/Andrea E. Sharp
Name:	Andrea E. Sharp
Title:	Vice President

APPENDIX A

TO

MASTER CUSTODIAN CONTRACT

MANAGEMENT INVESTMENT COMPANIES REGISTERED WITH THE SEC AND PORTFOLIOS THEREOF, IF ANY

Russell Investment Company

Equity Income Fund

Sustainable Equity Fund

U.S. Strategic Equity Fund

U.S. Small Cap Equity Fund

International Developed Markets Fund

Global Equity Fund

Emerging Markets Fund

Tax-Managed U.S. Large Cap Fund

Tax-Managed U.S. Mid & Small Cap Fund

Tax-Managed International Equity Fund

Tax-Managed Real Assets Fund

Opportunistic Credit Fund

Unconstrained Total Return Fund

Strategic Bond Fund

Investment Grade Bond Fund

Short Duration Bond Fund

Tax Exempt High Yield Bond Fund

Tax Exempt Bond Fund

Global Infrastructure Fund

Global Real Estate Securities Fund

Multi-Strategy Income Fund

Multi-Asset Growth Strategy Fund

Multifactor U.S. Equity Fund

Multifactor International Equity Fund

Multifactor Bond Fund

Conservative Strategy Fund

Moderate Strategy Fund

Balanced Strategy Fund

Growth Strategy Fund

Equity Growth Strategy Fund

Russell Investment Funds

U.S. Strategic Equity Fund

U.S. Small Cap Equity Fund

International Developed Markets Fund

Strategic Bond Fund

Global Real Estate Securities Fund

Moderate Strategy Fund

Balanced Strategy Fund

Growth Strategy Fund

Equity Growth Strategy Fund

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